EXHIBIT 99.1
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ATG INC.                                                      News Release


NEWS Release Monday, November 19, 2001


               Bank Freezes ATG's Operating Funds of $3.5 Million

HAYWARD,  Calif.--(BUSINESS  WIRE)--November  19, 2001--ATG Inc.  (Nasdaq:ATGC -
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news), a leading  provider of low-level  radioactive  and low-level  mixed waste
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treatment services,  today announced that it has been forced to shut down all of its operations due to the fact that its funds of approximately $3.5 million have been frozen by its Bank. Because of lack of access to its funds, ATG, Inc is no longer able to continue operations at its facilities and has initiated orderly and safe shut-down of all of its operations effective immediately while conducting negotiations with the Bank.


About ATG Inc.

ATG Inc. is a radioactive and hazardous waste management company that offers comprehensive thermal and non-thermal treatment solutions for low-level radioactive and low-level mixed waste generated by commercial, institutional and government clients such as nuclear power plants, medical facilities, research institutions and the U.S. Departments of Defense and Energy.

This news release may contain  forward-looking  statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in the forward-looking statements as a result of various factors set forth under "Factors Affecting Future Operating Results" in the Company's annual report on Form 10-K and such other risks detailed from time to time in the Company's other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:
     ATG Inc.
     Doreen Chiu, 510/490-3008